   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 1995


                                                       REGISTRATION NO. 33-63991

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             ---------------------

                                AMENDMENT NO. 1


                                      TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                         OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                     95-4035997
       (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                     Identification No.)

                           10889 WILSHIRE BOULEVARD
                        LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-8800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            DONALD P. DE BRIER, ESQ.
                                GENERAL COUNSEL
                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                 (310) 443-6176
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                     COPY TO:
                              PETER G. SMITH, ESQ.
                        DONOVAN LEISURE NEWTON & IRVINE
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                                 (212) 632-3000
                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. /X/

    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /

                             ---------------------

                                CALCULATION OF REGISTRATION FEE


=================================================================================================
                                                       PROPOSED        PROPOSED
                                                        MAXIMUM        MAXIMUM
     TITLE OF EACH CLASS                               OFFERING       AGGREGATE       AMOUNT OF
     OF SECURITIES TO BE           AMOUNT TO BE          PRICE         OFFERING     REGISTRATION
          REGISTERED                REGISTERED       PER SHARE(1)      PRICE(1)        FEE(2)
-------------------------------------------------------------------------------------------------
Common Stock, $.20 par value
  per share (including
  Preferred Stock Purchase
  Rights).....................   2,270,290 shares      $21.4375      $48,669,342       $16,783
=================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with
    Rule 457(c) based upon the average of the high and low sales prices on November 1, 1995.

(2) Previously paid.

                             ---------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

                 SUBJECT TO COMPLETION, DATED NOVEMBER 14, 1995


PROSPECTUS

                                2,270,290 SHARES

(LOGO)                  OCCIDENTAL PETROLEUM CORPORATION

                                  COMMON STOCK
                                ($.20 Par Value)

     The 2,270,290 shares of the Common Stock, par value $.20 per share (the "Common Stock"), of Occidental Petroleum Corporation ("Occidental") offered hereby are offered for the accounts of the William Herbert Hunt Trust Estate and the Nelson Bunker Hunt Trust Estate (together, the "Selling Stockholders"). Occidental will not receive any proceeds of the sale of such shares of the Common Stock.


     The Common Stock is listed and principally traded on the New York and Pacific stock exchanges (symbol: OXY). On November 13, 1995, the closing sale price of the Common Stock on the New York Stock Exchange was $22 1/8 per share.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Common Stock may be offered from time to time in one or more transactions (including block transactions) on the New York Stock Exchange, in sales occurring in the public market off such Exchange, in separately negotiated transactions or in a combination of such transactions, at market prices prevailing at the time of sale or at negotiated prices.


               THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1995.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OCCIDENTAL OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER OR SOLICITATION BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                             ---------------------

                             AVAILABLE INFORMATION

     Occidental is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission by Occidental can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York and the Pacific Stock Exchange, 115 Sansome Street, Suite 1104, San Francisco, California.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Occidental with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Occidental and the Common Stock offered hereby. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are necessarily summaries of such provisions, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Prospectus incorporates by reference documents which are not presented herein or delivered herewith. Occidental will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any documents incorporated by reference herein, except for exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024, Attention: Fred J. Gruberth, Vice President and Treasurer (telephone (310) 208-8800).

     The following documents, which have been filed by Occidental with the Commission, are hereby incorporated by reference in this Prospectus:

     (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1994;


     (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995;


     (iii) Current Reports on Form 8-K, dated January 25, 1995, April 20, 1995, June 27, 1995, July 20, 1995, August 18, 1995, October 18, 1995 and October 25,
1995; and

     (iv) Registration Statement on Form 8-B, dated June 26, 1986 (as amended by Form 8, dated December 22, 1986, Form 8, dated February 3, 1988, Form 8-B/A, dated July 12, 1993, Form 8-B/A, dated March 18, 1994, and Form 8-B/A, dated November 1, 1995).

     All documents filed by Occidental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                        OCCIDENTAL PETROLEUM CORPORATION

     Occidental explores for, develops, produces and markets crude oil and natural gas; engages in interstate and intrastate natural gas transmission and marketing; and manufactures and markets a variety of basic chemicals, petrochemicals and polymers and plastics. Occidental conducts its principal operations through three subsidiaries: Occidental Oil and Gas Corporation, MidCon Corp. and Occidental Chemical Corporation. Occidental's principal executive offices are located at 10889 Wilshire Boulevard, Los Angeles, California 90024 (telephone (310) 208-8800).

                                THE ACQUISITION

     On December 29, 1994, pursuant to an Exchange Agreement, dated as of November 22, 1994 (the "Exchange Agreement"), among Occidental, Placid Oil Company ("Placid"), the Selling Stockholders and the Lamar Hunt Trust Estate (the "LHTE"), Occidental acquired (the "Acquisition") from the Selling Stockholders and the LHTE all of the outstanding shares of the capital stock of Placid in exchange for Occidental stock valued at approximately $250 million, consisting of approximately $175 million in $3.875 Cumulative Convertible Voting Preferred Stock, par value $1.00 per share (the "Preferred Stock"), and the balance in shares of Common Stock, including the shares offered hereby.

     In a Registration Rights Agreement, dated as of December 29, 1994 (the "Registration Rights Agreement"), between Occidental and the Selling Stockholders and the LHTE, Occidental agreed, among other things, to register under the Securities Act the shares of Common Stock issued to the Selling Stockholders and the LHTE in connection with the Acquisition.

                                USE OF PROCEEDS

     The Selling Stockholders will receive all of the net proceeds from the sale of the shares of Common Stock offered hereby. Occidental will not receive any of the proceeds from the sale of such shares.

                              SELLING STOCKHOLDERS

     This Prospectus relates to the periodic offers and sales by the Selling Stockholders of 2,270,290 shares of the Common Stock.

     The number of shares of Common Stock (i) owned prior to this offering, (ii) offered hereby, and (iii) which will be owned upon consummation of this offering (assuming all shares offered hereby are sold) by each Selling Stockholder are as set forth below:

                                                    SHARES OWNED      SHARES       SHARES OWNED UPON
                                                      PRIOR TO        OFFERED       CONSUMMATION OF
                                                      OFFERING        HEREBY           OFFERING
                                                    ------------     ---------     -----------------
Nelson Bunker Hunt Trust Estate(1)................    1,245,218      1,000,000          245,218
William Herbert Hunt Trust Estate(2)..............    1,270,290      1,270,290                0
                                                      ---------      ---------        ---------
          Total...................................    2,515,508      2,270,290          245,218
                                                      =========      =========        =========

     Except for the ownership interest of the Selling Stockholders in such 2,515,508 shares of the Common Stock and in 2,315,036 shares of the Preferred Stock, and the contractual relationships provided in the Registration Rights Agreement and the Exchange Agreement, the Selling Stockholders do not have any relationship with Occidental.
---------------


(1) Excludes 1,120,732 shares of the Preferred Stock owned beneficially by the Nelson Bunker Hunt Trust Estate as of October 31, 1995, which stock is convertible into 2,462,065 shares of Common Stock.



(2) Excludes 1,194,304 shares of the Preferred Stock owned beneficially by the William Herbert Hunt Trust Estate as of October 31, 1995, which stock is convertible into 2,623,690 shares of Common Stock.

                              PLAN OF DISTRIBUTION

     Occidental will not receive any proceeds from the sale of the shares offered hereby. The Selling Stockholders have advised Occidental that such shares may be sold by the Selling Stockholders in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in sales occurring in the public market off such Exchange, in separately negotiated transactions, or in a combination of such transactions; that each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; that some or all of such shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and that in connection with such sales such brokers and dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of such shares for whom they act as broker or agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved). Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this Prospectus to any person who purchases any of such shares from or through such broker or dealer. Any discounts or commissions received by any such underwriter, dealer or broker may be deemed to be underwriting discounts or commissions under the Securities Act.

     In the Registration Rights Agreement, Occidental and the Selling Stockholders have agreed that, generally, all fees and expenses, other than underwriting discounts and selling commissions, incurred in connection with the distribution of the shares offered hereby, will be borne by Occidental. In addition, Occidental has agreed to indemnify the Selling Stockholders, each such underwriter, if any, and certain other persons against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for Occidental by Robert E. Sawyer, Esq., Associate General Counsel of Occidental. Mr. Sawyer beneficially owns, and has rights to acquire under employee stock options, an aggregate of less than 1% of the outstanding Common Stock.

                                    EXPERTS

     The financial statements and financial statement schedule incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said reports, which include an explanatory paragraph with respect to the adoption by Occidental, effective January 1, 1992, of Statement of Financial Accounting Standards No. 106 and No. 109, as discussed in Note 4 to the consolidated financial statements of Occidental.

                                    (LOGO)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     The expenses in connection with this offering to be borne by Occidental are:

    Registration fee.................................................  $ 16,783
    Printing fees and expenses.......................................    45,000
    Accounting fees and expenses.....................................    35,000
    Legal fees and expenses..........................................    30,000
    Blue sky fees and expenses.......................................     5,000
    Fees of Transfer Agent and Registrar.............................       500
    Miscellaneous....................................................    42,717
                                                                       --------
              Total..................................................  $175,000
                                                                       ========
---------------
 * All amounts are estimated except for the registration fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). Occidental's Restated Certificate of Incorporation, as amended, provides for the elimination of personal liability of its directors to the full extent permitted by the Delaware General Corporation Law and Occidental has entered into indemnification agreements with each director and certain officers providing for additional indemnification. Article VIII of Occidental's By-Laws also provides that Occidental shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, Occidental has insurance policies that provide liability coverage to directors and officers while acting in such capacities.

     The Registration Rights Agreement, dated as of December 29, 1994, between Occidental and the Selling Stockholders and the Lamar Hunt Trust Estate provides for indemnification of directors and officers of Occidental by the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 16.  EXHIBITS.


 4.1    -- Restated Certificate of Incorporation of Occidental, together with all certificates amendatory thereof filed with the Secretary of State of Delaware through December 23,
           1994 (incorporated by reference to Exhibit 3.(i) to Occidental's Annual Report on
           Form 10-K for the fiscal year ended December 31, 1994).
 4.2    -- By-laws of Occidental, as amended through December 15, 1994 (incorporated by reference to Exhibit 3.(ii) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).
 4.4    -- Rights Agreement, dated as of October 17, 1986, between Occidental and The Chase
           Manhattan Bank (National Association), as the initial Rights Agent thereunder
           (subsequently replaced by Chemical Bank, as successor Rights Agent), together with the form of Rights certificate (incorporated by reference to Exhibit 4.1 to
           Occidental's Current Report on Form 8-K dated October 17, 1987).
 5      -- Opinion of Robert E. Sawyer, Esq., Associate General Counsel of Occidental.*
23.1    -- Consent of Robert E. Sawyer, Esq. (included in Exhibit 5).*
23.2    -- Consent of Arthur Andersen LLP.
24      -- Power of Attorney.*

---------------

*Previously filed.


ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act, unless such information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless such information is contained in periodic reports filed by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 14, 1995.


                                          OCCIDENTAL PETROLEUM CORPORATION


                                          By            R. R. IRANI*
                                             ----------------------------------

                                                        Ray R. Irani
                                            Chairman of the Board of Directors,
                                                          President
                                                and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                               TITLE
                  ---------                               -----
                R. R. IRANI*                      Chairman of the Board
--------------------------------------------     of Directors, President
                Ray R. Irani                       and Chief Executive
                                                         Officer

                A. R. LEACH*                         Executive Vice
--------------------------------------------       President and Chief
              Anthony R. Leach                      Financial Officer

               S. P. DOMINICK*                     Vice President and
--------------------------------------------        Controller (Chief
           Samuel P. Dominick, Jr.                 Accounting Officer)

                                                         Director
--------------------------------------------
                 Albert Gore

               ARTHUR GROMAN*                            Director
--------------------------------------------
                Arthur Groman

                J. ROGER HIRL*                           Director
--------------------------------------------
                J. Roger Hirl

                JOHN W. KLUGE*                           Director
--------------------------------------------
                John W. Kluge

                  SIGNATURE                               TITLE
                  ---------                               -----
              DALE R. LAURANCE*                          Director
--------------------------------------------
              Dale R. Laurance

                                                         Director
--------------------------------------------
              Irvin W. Maloney

              GEORGE O. NOLLEY*                          Director
--------------------------------------------
              George O. Nolley

               JOHN F. RIORDAN*                          Director
--------------------------------------------
               John F. Riordan

                                                         Director
--------------------------------------------
               Rodolfo Segovia

               AZIZ D. SYRIANI*                          Director
--------------------------------------------
               Aziz D. Syriani

               ROSEMARY TOMICH*                          Director
--------------------------------------------
               Rosemary Tomich

*By          DONALD P. DE BRIER                                               November 14, 1995
--------------------------------------------
             Donald P. de Brier
              Attorney-In-Fact

                                            INDEX TO EXHIBITS

EXHIBIT
 NUMBER                                         DESCRIPTION
--------                                        -----------
 4.1         Restated Certificate of Incorporation of Occidental, together with all certificates amendatory thereof filed with the Secretary of State of Delaware through December 23, 1994 (incorporated by reference to Exhibit 3.(i) to
             Occidental's Annual Report on Form 10-K for the fiscal year ended December 31,
             1994).
 4.2         By-laws of Occidental, as amended through December 15, 1994 (incorporated by reference to Exhibit 3.(ii) to Occidental's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1994).
 4.4         Rights Agreement, dated as of October 17, 1986, between Occidental and The Chase
             Manhattan Bank (National Association), as the initial Rights Agent thereunder
             (subsequently replaced by Chemical Bank, as successor Rights Agent), together with the form of Rights certificate (incorporated by reference to Exhibit 4.1 to
             Occidental's Current Report on Form 8-K dated October 17, 1987).
 5           Opinion of Robert E. Sawyer, Esq., Associate General Counsel of Occidental.*
23.1         Consent of Robert E. Sawyer, Esq. (included in Exhibit 5).*
23.2         Consent of Arthur Andersen LLP.
24           Power of Attorney.*

---------------

*Previously filed.
